Exhibit 99.1

Cocrystal Pharma Announces In-Licensing of CRISPR Cas Technologies for Hepatitis B Virus and Human Papilloma Virus

ATLANTA, GA—February 10, 2016—Cocrystal Pharma, Inc. (COCP), a company focused on developing novel antiviral therapeutics for human diseases, announced today it has signed an agreement with Duke University and Emory University to license various patents and know-how to use CRISPR/Cas9 technologies for developing a possible cure for hepatitis B virus (HBV) and human papilloma virus (HPV).

“We’re pleased to bring the CRISPR/Cas DNA editing technology developed in our laboratories into the clinic,” said Bryan R. Cullen, Ph.D., the James B. Duke Professor, Department of Molecular Genetics and Microbiology at Duke University School of Medicine.  “We look forward to adding Cocrystal to our team as they are committed to helping the development of potential new treatment options for chronic HBV and HPV infections.”

“We are excited to explore the CRISPR/Cas technologies to potentially develop the first virus targeted genome modifying treatment that may be able to provide a cure for HPV and HBV,” stated CEO, Jeffrey Meckler.  “Worldwide, it is estimated 2 billion people are infected with HBV and this approach could potentially develop a cure for a serious unmet medical need. HPV continues to be the most common sexually transmitted infection despite having effective vaccines which are currently underutilized and most effective only when administered during childhood and adolescence. ”

In recent years the discovery of clustered regularly-interspaced short palindromic repeats (CRISPR) and CRISPR-associated proteins (Cas) has given scientists hope that they will be able to efficiently edit genomes with a high degree of precision and flexibility. CRISPR sequences are expressed in bacteria and match viral DNA in a way that defends against viruses. Cas is a related immune defense mechanism that works with CRISPR to slice through a virus’s DNA and eliminate it.

This license agreement allows Cocrystal to develop and potentially commercialize a cure for HBV and HPV utilizing the underlying patents and technologies developed by the universities.

About Cocrystal Pharma

Cocrystal is a pharmaceutical company seeking to discover novel antiviral therapeutics as treatments for serious and/or chronic viral diseases. Cocrystal employs unique technologies and Nobel Prize winning expertise to create first- and best-in-class antiviral drugs. These technologies, including our nucleoside chemistry expertise and market-focused approach to drug discovery are designed to efficiently deliver small molecule therapeutics that are safe, effective and convenient to administer. The company has identified promising, preclinical stage antiviral compounds for the unmet medical needs including hepatitis, influenza and norovirus infections. Cocrystal has previously received strategic investments from Teva Pharmaceuticals, OPKO Health (OPK), Brace Pharmaceutical, LLC, and The Frost Group. For further information about Cocrystal, please refer to www.cocrystalpharma.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding Cocrystal, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as "may", "will", "expect", "anticipate", "estimate", "intend", "believe", and similar expressions (as well as other words or expressions referencing future events, conditions or circumstances) are intended to identify forward-looking statements.  Examples of forward looking statements contained in this press release include, among others, statements regarding development plans for licensed technologies, including the development of possible cures for Hepatitis B or Human Papilloma Virus. Forward-looking statements in this release involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.  Such risks and uncertainties include, among others, the uncertainties inherent in the discovery of safe and effective drug candidates, conduct of future clinical trials, the timing of the clinical trials, enrollment in clinical trials, availability of data from ongoing clinical trials, expectations for regulatory approvals, and other matters that could affect the success of any of the described technologies in producing any drug candidate.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see filings Cocrystal has made with the Securities and Exchange Commission.

Contact:
MDM Worldwide
David Zazoff
212-643-0417